Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SEPTEMBER 16, 2022

CHESAPEAKE ENERGY CORPORATION ANNOUNCES EFFECTIVENESS OF REGISTRATION
STATEMENT FOR ITS EXCHANGE OFFERS RELATING TO WARRANTS

OKLAHOMA CITY, September 16, 2022 – Chesapeake Energy Corporation (NASDAQ:CHK) (“Chesapeake” or the “Company”) today announced that the registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) registering common stock, par value $0.01 per share (“common stock”), of the Company issuable as part of the Company’s previously announced exchange offers (each, an “Offer,” and collectively, the “Offers”) relating to its outstanding (i) Class A warrants (the “Class A warrants”), (ii) Class B warrants (the “Class B warrants”) and (iii) Class C warrants (the “Class C warrants,” and together with the Class A warrants and the Class B warrants, the “warrants”), each to purchase shares of common stock, has been declared effective by the SEC. As a result, the Company does not expect or intend to extend the expiration date of any Offer, each of which is set to expire at 11:59 p.m. (New York City time) on October 7, 2022 (the “Expiration Date”), as described in the Company’s Schedule TO and Prospectus/Offers to Exchange, each, as amended. The Company advises holders of warrants who intend and are eligible to participate in the Offers to tender their warrants as soon as possible in the manner described in the Company’s Schedule TO and Prospectus/Offers to Exchange and related offering materials previously distributed to each holder.

The Company is offering to all holders of the warrants the opportunity to receive a number of shares of common stock to be determined over a ten trading day volume-weighted average trading price measurement period, in each case, for warrants validly tendered and accepted for exchange pursuant to the Offers, as further described in the Company’s Schedule TO and Prospectus/Offers to Exchange, each, as amended.

Tendered warrants may be withdrawn by holders at any time prior to the applicable Expiration Date. The Company may extend or amend an Offer without extending or amending any other Offer.

The Offers are being made pursuant to an amended Prospectus/Offers to Exchange dated September 16, 2022, and an amended Schedule TO, dated September 12, 2022, each of which has been filed with the SEC and more fully set forth the terms and conditions of the Offers.

Chesapeake’s common stock, Class A warrants, Class B warrants and Class C warrants are listed on The Nasdaq Stock Market LLC under the symbols “CHK,” “CHKEW,” “CHKEZ” and “CHKEL,” respectively. As of August 17, 2022, there were 120,848,720 shares of common stock, 9,751,853 Class A warrants, 12,290,669 Class B warrants and 11,269,865 Class C warrants outstanding.

The Company has engaged Citigroup Global Markets Inc., Cowen and Company, LLC and Intrepid Partners, LLC as the dealer managers for the Offers. Any questions or requests for assistance concerning the Offers may be directed to Citigroup Global Markets Inc. at 1 (212) 723-7914; Cowen and Company, LLC at 1 (646) 562-1010; and Intrepid Partners, LLC at 1 (713) 292-0863. D.F. King & Co., Inc. has been appointed as the information agent for the Offers, and Equiniti Trust Company has been appointed as the exchange agent. Requests for documents should be directed to D.F. King & Co., Inc. at 1 (877) 732-3617 (for warrant holders) or 1 (212) 269-5550 (for banks and brokers) or via the following email address: chk@dfking.com.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Prospectus/Offers to Exchange, each, as amended, will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to D.F. King & Co., Inc. at 1 (877) 732-3617 (for warrant holders) or 1 (212) 269-5550 (for banks and brokers) or via the following email address: chk@dfking.com. A registration statement on Form S-4 relating to the securities to be issued in the Offers has been filed with the SEC and was declared effective on September 16, 2022.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any shares of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Offers are being made only through the Schedule TO and Prospectus/Offers to Exchange, each, as amended, and the complete terms and conditions of the Offers are set forth in the Schedule TO and Prospectus/Offers to Exchange, each, as amended.

Holders of the warrants are urged to read the Schedule TO and Prospectus/Offers to Exchange, each, as amended, carefully before making any decision with respect to the Offers because they contain important information, including the various terms of, and conditions to, the Offers.

None of the Company, any of its management or its board of directors, or the information agent, the exchange agent or any dealer manager makes any recommendation as to whether or not holders of warrants should tender warrants for exchange in the Offers.

Headquartered in Oklahoma City, Chesapeake Energy Corporation is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. oil and gas plays. With a goal to achieve net-zero direct GHG emissions by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management’s outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, ESG initiatives, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time.

Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: the ability to execute on our business strategy following emergence from bankruptcy; the impact of inflation and commodity price volatility resulting from Russia’s invasion of Ukraine, COVID-19 and related supply chain constraints, along with the effect on our business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; the acquisitions of Vine Energy Inc. (“Vine”) and Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. (together, “Chief”), including our ability to successfully integrate the businesses of Vine and Chief into the Company and achieve the expected synergies from these acquisitions within the expected timeframes; effects of purchase price adjustments and indemnity obligations; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our ability to comply with the covenants under our credit facility and other indebtedness; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends, repurchases of equity, to finance reserve replacement costs and/or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business and legislative, regulatory and environmental, social and governance (“ESG”) initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal; our ability to achieve and maintain ESG goals and certifications; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities or cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management’s best judgment only as of the date of this news release.

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